Exhibit 10.20

Execution Copy

SHAREHOLDERS AGREEMENT

SHAREHOLDERS AGREEMENT, dated as of August 22, 2002 (this “Agreement”), by and among Ascent Energy Inc., a Delaware corporation (the “Company”), Forman Petroleum Corporation, a Louisiana corporation (the “Principal Shareholder”), and the shareholders of the Company listed on the signature pages hereto (collectively the “Purchasers”).

WHEREAS, the Company has issued and sold, or has agreed to issue and sell, to the Purchasers units consisting of shares of the Company’s Preferred Stock and warrants (the “Warrants”) to purchase shares of the Company’s Common Stock pursuant to that certain Warrant Agreement dated as of July 27, 2001 by and between the Company and Mellon Investor Services LLC, as warrant agent (the “Warrant Agent”), as amended and restated pursuant to that certain Amended and Restated Warrant Agreement dated as of August 22, 2002 by and between the Company and the Warrant Agent;

WHEREAS, upon exercise of the Warrants, the Purchasers are entitled to acquire shares of Common Stock of the Company; and

WHEREAS, the parties hereto wish to provide for, among other things, corporate governance rights and certain other rights and obligations with respect to the Company and the other parties hereto.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, provided that no security holder of the Company shall be deemed to be an Affiliate of any other security holder of the Company solely by reason of any investment in the Company.

“Board” has the meaning set forth in Section 2.1.

“Business Day” means any day other than a Saturday, Sunday or other legal holiday on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

“Company” has the meaning set forth in the recitals to this Agreement.

“Common Stock” means the common stock, par value $.001 per share, of the Company or any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“ING Nominator” means FS Private Investments III LLC.

“ING Purchasers” means ING Furman Selz Investors III L.P., ING Barings U.S. Leveraged Equity Plan LLC and ING Barings Global Leveraged Equity Plan Ltd.

“Jefferies Nominator” means Jefferies & Company, Inc.

“Jefferies Purchasers” means Jefferies & Company, Inc., Jefferies Partners Opportunity Fund, L.L.C., Jefferies Partners Opportunity Fund, II, L.L.C., Jefferies Employees Opportunity Fund, L.L.C. and Jefferies Investors XVI, L.L.C.

“Nominator” means each of the Jefferies Nominator, the ING Nominator and the TCW Nominator.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or other entity.

“Preferred Stock” means the 8% Series A Redeemable Preferred Stock, par value $.001 per share, of the Company.

“Principal Shareholder” has the meaning set forth in the recitals to this Agreement.

“Purchaser Directors” means each of the Jefferies Directors, the ING Directors and the TCW Director.

“Purchasers” has the meaning set forth in the recitals to this Agreement.

“Redemption Date” means the date on which the Company redeems all of the outstanding shares of the Series A Preferred Stock pursuant to the Certificate of Designations of the Series A Preferred Stock, as the same may be amended from time to time hereafter.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholders” means the Principal Shareholder and any Purchaser that holds shares of Common Stock and any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement, so long as such Principal Shareholder, Purchaser or transferee shall own any shares of Common Stock or Preferred Stock or any Warrants.

“Shareholders Meeting” has the meaning set forth in Section 2.1.

“TCW Nominator” means TCW Asset Management Company.

“TCW Purchasers” means TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Trust, TCW/Crescent Mezzanine Investment Partners, L.P., Shared Opportunity Fund

IIB, L.L.C., TCW Shared Opportunity Fund III, L.P., TCW Leveraged Income Trust IV, L.P. and TCW (LINC IV), L.L.C.

“Written Consent” has the meaning set forth in Section 2.1.

2. Corporate Governance of the Company.

2.1. Election of Directors; Number and Composition. Each Shareholder shall vote its or his shares of Common Stock entitled to vote thereon at any regular or special meeting of the Company (a “Shareholders Meeting”), or in any written consent executed in lieu of such a meeting of shareholders of the Company (a “Written Consent”), and shall take all other reasonable actions necessary, to ensure that the number of directors constituting the entire Board of Directors of the Company (the “Board”) shall be not greater than 8.

(a) So long as the Jefferies Purchasers and their Affiliates hold, in the aggregate, at least 10% of the outstanding shares of the Preferred Stock, each Shareholder shall vote its shares of Common Stock entitled to vote thereon at any Shareholders Meeting called for the purpose of filling positions on the Board or in any Written Consent for such purpose, and with respect to such shares take all other reasonable actions necessary, to ensure the election to the Board of two (2) individuals designated by the Jefferies Nominator (each a “Jefferies Director” and together, the “Jefferies Directors”).

(b) So long as the ING Purchasers and their Affiliates hold, in the aggregate, at least 25% of the outstanding shares of Preferred Stock, each Shareholder shall vote its shares of Common Stock entitled to vote thereon at any Shareholders Meeting called for the purpose of filling positions on the Board or in any Written Consent executed for such purpose, and shall take all other action reasonably necessary, to ensure the election to the Board of two (2) individuals designated by the ING Nominator (each an “ING Director” and together the “ING Directors”).

(c) So long as the TCW Purchasers and their Affiliates hold, in the aggregate, at least 10% of the outstanding Preferred Stock, each Shareholder shall vote its shares of Common Stock entitled to vote thereon at any Shareholders Meeting called for the purpose of filling positions on the Board or in any Written Consent executed for such purpose, and shall take all other action reasonably necessary, to ensure the election to the Board of one (1) individual designated by the TCW Nominator (the “TCW Director”).

2.2. Removal of Purchaser Directors. If, at any time, any Nominator notifies the other Shareholders of its wish to remove for any reason (or no reason) any Purchaser Director that such Nominator designated for election to the Board, then each Shareholder shall vote all of its or his shares of Common Stock, and take all other reasonable actions necessary, to ensure the removal of such Purchaser Director.

2.3. Replacement of Purchaser Directors. If, at any time, a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of any Purchaser Director, then the Nominator that designated such Purchaser Director to the Board shall designate an individual who shall be elected to fill such vacancy until the next Shareholders Meeting, and the Company shall take all action necessary to cause the election of such individual to fill such vacancy. Upon receipt of notice of the designation of a nominee, each Shareholder shall, as soon as practicable after the date of such notice, take action, including the voting of its or his shares of Common Stock, to elect the director designated by such Nominator to fill such vacancy.

2.4. Company Actions. The Company shall cause all Purchaser Directors to be included in the slate of nominees recommended by the Board to the Company’s shareholders for election as directors, and the Company shall use its best efforts to cause the election of such nominee, including voting all shares for which the Company holds proxies (unless otherwise directed by the shareholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such person.

2.5. Requested Resignation or Removal of Purchaser Directors. In the event that at any time the number of Jefferies Directors, ING Directors or TCW Director exceeds the number of individuals that the Jefferies Nominator, the ING Nominator and the TCW Nominator, respectively, are entitled to designate for election pursuant to Section 2.1, the Principal Shareholder and the Purchasers shall cause one or more of the Purchaser Directors to resign or, if such Purchaser Director(s) shall refuse to resign, each Shareholder shall vote all of his or its shares of Common Stock, and take all other reasonable actions necessary, to ensure the removal of all such Purchaser Directors such that the number of Purchaser Directors serving on the Board after such resignations or removals shall equal and be designated in accordance with the number of Purchaser Directors that the Jefferies Nominator, the ING Nominator and the TCW Nominator, respectively, are entitled to designate for election pursuant to Section 2.1.

2.6. Percentages. For purposes of determining the ownership percentages described in Section 2.1, shares of Preferred Stock held by a Person that is an Affiliate of a Jefferies Purchaser and an ING Purchaser shall be counted among the holdings of either the Jefferies Purchasers and their Affiliates, on the one hand, or the ING Purchasers and their Affiliates, on the other hand, but not both of them.

2.7. Classes. The Class I Directors of the Company shall include one of the Jefferies Directors, the Class II Directors of the Company shall include one of the ING Directors and the Class III Directors of the Company shall include the other Jefferies Director, the other ING Director and the TCW Director. The classes of directors referred to in this Section 2.7 shall mean the classes of directors described in Section 3 of Article VI of the Certificate of Incorporation of the Company, as the same may be amended from time to time after the date hereof.

3. Miscellaneous.

3.1. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 3.1:

(a) if to the Company:

Ascent Energy Inc.

1700 Redbud Avenue, Suite 450

McKinney, Texas 75069

Attention: President

Telecopier No.: (972) 547-7151

(b) If to the Principal Shareholder or any Purchaser, at the address of each such Person on the books and records of the Company.

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) the next Business Day, if delivered by commercial overnight courier service; (iii) five Business Days after being deposited in the mail, postage prepaid, if mailed; and (iv) when receipt is acknowledged (or if not a Business Day, then the next Business Day), if telecopied.

3.2. Amendment and Waiver.

(a) No failure or delay on the part of any party hereto, in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the Company or any Purchaser or Shareholder from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the party requesting such amendment or waiver, the Company, the Principal Shareholder and holders of at least a majority of the shares of Preferred Stock, and (ii) only in the specific instance and for the specific purpose for which made or given.

3.3. Successors and Assigns. This Agreement can not be assigned but shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, legatees and legal representatives.

3.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.5. Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

3.6. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

3.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

3.8. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

3.9. Rules of Construction. Unless the context otherwise requires, “or” is not exclusive, and references to Articles, Sections or Subsections refer to Articles, Sections or Subsections of this Agreement.

3.10. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

3.11. Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

3.12. Termination. This Agreement shall terminate and shall have no further force or effect as of the earlier of (i) the date on which none of the Nominators is entitled to appoint any Purchaser Directors pursuant to Section 2.1 or (ii) the Redemption Date.

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.

ASCENT ENERGY INC.

By:	/s/ Kevin McMillan
Name:	Kevin McMillan
Title:	SVP & CFO

FORMAN PETROLEUM CORPORATION

By:	/s/ Kevin McMillan
Name:	Kevin McMillan
Title:	SVP & CFO

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.

Shared Opportunity Fund IIB LLC

By:	TCW Asset Management Company as its Investment Advisor

By:	/s/ Nicholas W. Tell, Jr.
Name:	Nicholas W. Tell, Jr.
Title:	Managing Director

By:	/s/ Michael K. Parks
Name:	Michael K. Parks
Title:	Managing Director

680 shares of Series A Preferred Stock

TCW Shared Opportunity Fund III, L.P.

By:	TCW Asset Management Company Its Investment Advisor

By:	/s/ Nicholas W. Tell, Jr.
Name:	Nicholas W. Tell, Jr.
Title:	Managing Director

By:	/s/ Michael K. Parks
Name:	Michael K. Parks
Title:	Managing Director

3,857 shares of Series A Preferred Stock

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.

TCW Leveraged Income Trust IV, L.P.

By:	TCW Asset Management Company As its Investment Advisor

By:	/s/ Nicholas W. Tell, Jr.
Name:	Nicholas W. Tell, Jr.
Title:	Managing Director

AND

By:	TCW Asset Management Company As its Managing Member of TCW (LINC IV) L.L.C., the General Partner

By:	/s/ Michael K. Parks
Name:	Michael K. Parks
Title:	Managing Director

1,134 shares of Series A Preferred Stock

TCW/Crescent Mezzanine Partners, L.P. and TCW/Crescent Mezzanine Trust TCW/Crescent Mezzanine Investment Partners, L.P.

By:	TCW/Crescent Mezzanine, L.L.C. Its Investment Manager

By:	/s/ Nicholas W. Tell, Jr.
Name:	Nicholas W. Tell, Jr.
Title:	Managing Director

By:	/s/ Michael K. Parks
Name:	Michael K. Parks
Title:	Managing Director

511 shares of Series A Preferred Stock

(TCW/Crescent Mezzanine Partners, L.P.)

155 shares of Series A Preferred Stock

(TCW/Crescent Mezzanine Trust)

14 shares of Series A Preferred Stock

(TCW/Crescent Mezzanine Investment Partners,

    L.P.)

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.

JEFFERIES & COMPANY, INC.

By:	/s/ Robert J. Welch
Name:	Robert J. Welch
Title:	Vice President

9,105 shares of Series A Preferred Stock

JEFFERIES PARTNERS OPPORTUNITY FUND, L.L.C.

By:	Jefferies & Company, Inc., As Manager

By:	/s/ Robert J. Welch
Name:	Robert J. Welch
Title:	Chief Financial Officer

6,417 shares of Series A Preferred Stock

JEFFERIES PARTNERS OPPORTUNITY FUND, II, L.L.C.

By:	Jefferies & Company, Inc., As Manager

By:	/s/ Robert J. Welch
Name:	Robert J. Welch
Title:	Chief Financial Officer

5,383 shares of Series A Preferred Stock

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.

JEFFERIES EMPLOYEES OPPORTUNITY FUND, L.L.C.

By:	Jefferies & Company, Inc., As Manager

By:	/s/ Robert J. Welch
Name:	Robert J. Welch
Title:	Chief Financial Officer

1,449 shares of Series A Preferred Stock

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.

ING FURMAN SELZ INVESTORS III L.P.
ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC
ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.

By:	FS PRIVATE INVESTMENTS III LLC Manager

By:	/s/ Brian P. Friedman
Name:	Brian P. Friedman
Title:	Managing Member

11,532 shares of Series A Preferred Stock